UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
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(as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
500 Glenpointe Centre West
Teaneck, New Jersey 07666
May 5, 2005
To Our Stockholders:
      You are most cordially invited to attend the 2005 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation at 10:00 a.m. local time, on Tuesday, June 14, 2005, at our headquarters, 500 Glenpointe Centre West, Teaneck, New Jersey 07666.
      The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.
      It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.
      Thank you for your continued support.

Sincerely,

Lakshmi Narayanan
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held Tuesday, June 14, 2005
PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSED AMENDMENT TO THE 1999 INCENTIVE COMPENSATION PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDERS’ PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
500 Glenpointe Centre West
Teaneck, New Jersey 07666
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, June 14, 2005
       The Annual Meeting of Stockholders (the “Meeting”) of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation, will be held at our headquarters, 500 Glenpointe Centre West, Teaneck, New Jersey on Tuesday, June 14, 2005, at 10:00 a.m. local time, for the following purposes:

(1) To elect two (2) Class II Directors to serve until the 2008 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

(2) To amend our 1999 Incentive Compensation Plan, as amended (the “Incentive Plan”), to (i) increase the maximum number of shares of Class A Common Stock reserved for issuance from 36,000,000 to 37,500,000 shares and to reserve an additional 1,500,000 shares of Class A Common Stock for issuance upon the exercise of stock options or stock appreciation rights or for the issuance of other awards granted under the Incentive Plan, (ii) provide that repricing of stock options may not occur without stockholder approval, (iii) provide for minimum vesting periods for stock based awards, other than stock options or stock appreciation rights, (iv) provide that stock options may not be granted below fair market value, and (v) provide that all material amendments to the Incentive Plan shall be subject to stockholder approval;

(3) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

(4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.
      Holders of record of our Class A Common Stock as of the close of business on April 18, 2005 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 500 Glenpointe Centre West, Teaneck, New Jersey 07666 for a period of ten days prior to the Meeting and on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.
      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD

SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Gordon J. Coburn
Secretary
Teaneck, New Jersey
May 5, 2005
Our 2004 Annual Report accompanies the Proxy Statement.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
500 Glenpointe Centre West
Teaneck, New Jersey 07666

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Technology Solutions Corporation of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 14, 2005 (the “Meeting”), at our headquarters, 500 Glenpointe Centre West, Teaneck, New Jersey at 10:00 a.m. local time, and at any adjournment or adjournments thereof. Holders of record of shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”), as of the close of business on April 18, 2005, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 135,393,554 shares of Class A Common Stock issued and outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting.
      In this Proxy Statement, “Cognizant”, “Company,” “we,” “us,” and “our” refer to Cognizant Technology Solutions Corporation.
      If proxies in the accompanying form are properly executed and returned, the shares of Class A Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Class A Common Stock represented by the proxies will be voted (i) FOR the election of the two (2) Class II Director nominees; (ii) FOR the proposal to amend our 1999 Incentive Compensation Plan, as amended (the “Incentive Plan”), to (A) increase the maximum number of shares of Class A Common Stock reserved for issuance from 36,000,000 to 37,500,000 shares and to reserve an additional 1,500,000 shares of Class A Common Stock for issuance upon the exercise of stock options or stock appreciation rights or for the issuance of other awards granted under the Incentive Plan, (B) provide that repricing of stock options may not occur without stockholder approval, (C) provide for minimum vesting periods for stock based awards, other than stock options or stock appreciation rights, (D) provide that stock options may not be granted below fair market and (E) provide that all material amendments to the Incentive Plan shall be subject to stockholder approval; (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005; and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.
      The presence, in person or by proxy, of holders of the shares of Class A Common Stock having, in the aggregate, a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Class A Common Stock represented at the Meeting, is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of stockholders possessing a majority of the shares of Class A Common Stock present or represented at the Meeting and entitled to vote, provided a quorum is present in person or by proxy.
      Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.
      This Proxy Statement, together with the related proxy card and our Annual Report to Stockholders for the year ended December 31, 2004, including financial statements (the “Annual Report”), is being mailed to all stockholders of record as of April 18, 2005. The mailing date will be on or about May 5, 2005. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 18, 2005.
ELECTION OF DIRECTORS
      At this Meeting, two (2) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2008, or until their successors shall have been elected and qualified.
      We currently have six Directors. As set forth in our Restated Certificate of Incorporation, the terms of office of the members of the Board of Directors are divided into three classes: Class I, whose term will expire at the 2007 Annual Meeting of Stockholders; Class II, whose term will expire at the 2005 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2006 Annual Meeting of Stockholders. The current Class I Directors are Lakshmi Narayanan and John E. Klein, the current Class II Directors are Robert W. Howe and Robert E. Weissman and the current Class III Directors are Venetia Kontogouris and Thomas M. Wendel. At each Annual Meeting of Stockholders, the successors to Directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Directors remove or shorten the term of any incumbent Director. This classification of our Board of Directors may have the effect of delaying or preventing changes in control or management of Cognizant.
      All Directors hold office until the expiration of their respective term and until their successors are duly elected and qualified. There are no family relationships among any of our executive officers, Directors and key employees.
      It is the intention of the persons named in the enclosed form of proxy to vote the shares of Class A Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present our Directors. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.
      NOMINEES FOR CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2008 ANNUAL MEETING)
      The current members of the Board of Directors who are also nominees for election to the Board as Class II Directors are as follows:

		Served as a	Positions with
Name	Age	Director Since	Cognizant

Robert W. Howe	58	1999	Director
Robert E. Weissman	64	2001	Director

      The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
      Robert W. Howe was elected to the Board of Directors in April 1999. Mr. Howe currently serves as Chairman of the Board of Directors of ADS Financial Services Solutions (“ADS”), a provider of information technology services to the financial services industry. He has held such position since January 1994. From January 1994 to December 2003, Mr. Howe served as Chairman and Chief Executive Officer of ADS and from March 1980 to January 1994, Mr. Howe served as its President. Mr. Howe serves on the board of directors of several private companies. Mr. Howe holds a Bachelor of Arts degree from Boston College.
      Robert E. Weissman was elected to the Board of Directors in May 2001. Mr. Weissman retired in January 2001 after nearly thirty years serving as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of IMS Health, a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS Health until March of 1999. Prior to his position with IMS Health, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation and prior to that, was Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation. Prior to his election as Chairman and Chief Executive Officer of Dun & Bradstreet, he held the position of President and Chief Operating Officer of that company since 1985. Mr. Weissman joined Dun & Bradstreet in May 1979, when D&B acquired National CSS, a computer time-sharing company, of which he was President and Chief Executive Officer. Since his retirement, Mr. Weissman has been active as Chairman of Shelburne Partners, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman is a director of State Street Corporation and Pitney Bowes, Inc. and a member of the Advisory Board for Broadview Capital, a venture capital firm. Mr. Weissman graduated from Babson College in 1964. He serves on Babson’s Board of Trustees, and received an honorary Doctor of Laws degree from Babson in 1995.

Continuing Members of the Board of Directors
      CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2006 ANNUAL MEETING)
      The current members of the Board of Directors who are Class III Directors are as follows:

		Served as a	Positions with
Name	Age	Director Since	Cognizant

Venetia Kontogouris	54	1997	Director
Thomas M. Wendel	68	2001	Director
      The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
      Venetia Kontogouris was elected to our Board of Directors in December 1997. Ms. Kontogouris is currently Managing Director of Trident Capital, a venture capital firm. Prior to joining Trident Capital in March 1999, Ms. Kontogouris was President of Enterprise Associates, Inc., a subsidiary of IMS Health from 1989 to 1999. Prior to joining Enterprise Associates, Inc., Ms. Kontogouris was Vice President of New Product Development for The Dun & Bradstreet Corporation from 1985 to 1989. Before working at The Dun & Bradstreet Corporation, Ms. Kontogouris held various sales and marketing positions at IBM and AT&T. Ms. Kontogouris serves on the board of directors of several private companies. Ms. Kontogouris holds a Bachelor of Arts degree from Northeastern University and a Master of Business Administration degree and a Master in International Relations degree from the University of Chicago.
      Thomas M. Wendel was elected to the Board of Directors in June 2001. In July 2000, Mr. Wendel retired as the Chairman of the Board, President and Chief Executive Officer of Bridge Information Systems, a global financial information, transaction services, and network services company. Prior to joining Bridge in 1995, Mr. Wendel was founding President and Chief Executive Officer of Liberty Brokerage Inc., a major US government securities brokerage firm. Mr. Wendel previously served in various positions at Paine Webber, Inc., including Chief Financial Officer, Executive Vice President and Managing Director. Prior to joining Paine Webber in 1982, Mr. Wendel was Senior Vice President and Chief Financial Officer of Pan American

World Airways. Mr. Wendel holds a Bachelor of Science degree in Mathematics from Ursinus College, a Master of Arts in Economics from San Jose State College, and a Master in Business Administration from the University of Santa Clara.
      CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2007 ANNUAL MEETING)
      The current members of the Board of Directors who are Class I Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with Cognizant

Lakshmi Narayanan	52	2003	President, Chief Executive Officer and Director
John E. Klein	63	1998	Chairman of the Board and Director
      The principal occupations and business experience, for at least the past five years, of each nominee are as follows:
      Lakshmi Narayanan was elected Chief Executive Officer in December 2003. Mr. Narayanan has served as our President since March 1998. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.
      John E. Klein was elected to the Board of Directors in March 1998 and elected to serve as our Chairman of the Board in December 2003. Mr. Klein currently serves as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies, where he has been employed since 1994. Prior to that, Mr. Klein held various positions at various companies, including MDIS Group PLC a UK listed software and services company. In addition, Mr. Klein also served as Chairman of Glovia International and PRO IV Limited, two enterprise software and services companies. Prior to 1995, Mr. Klein was a Vice President for both Digital Equipment and IBM. Mr. Klein also serves as a director of privately-held Questra Corporation, an enterprise software company and Arxan Technologies, Inc., a software and hardware solutions company. Mr. Klein holds a Bachelor of Science degree from the U.S. Merchant Marine Academy and a Master of Business Administration degree from New York University.
CORPORATE GOVERNANCE
General
      We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee. You can access our current committee charters and Code of Business Conduct and Ethics in the “About Us” section of our Web site located at www.cognizant.com or by writing to our Secretary at our offices at 500 Glenpointe Centre West, Teaneck, New Jersey 07666.
Determination of Independence
      Under NASDAQ rules, a Director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has determined that none of Robert Howe, Thomas Wendel, John Klein, Venetia Kontogouris or Robert Weissman has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Candidates
      The process to be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates shall include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.
      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of Class A Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cognizant Technology Solutions Corporation, 500 Glenpointe Centre West, Teaneck, New Jersey 07666. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
      The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary and Chairman of the Board, with the assistance of our General Counsel, are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as they consider appropriate.
      Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors by emailing the Board of Directors at the following email address: corporategovernance@cognizant.com; or in writing: c/o Corporate Secretary, Cognizant Technology Solutions Corporation, 500 Glenpointe Centre West, Teaneck, New Jersey 07666.
Code of Business Conduct and Ethics
      We have adopted a written Code of Business Conduct and Ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the Code of Business Conduct and Ethics on our Web site, which is located at www.cognizant.com. In addition, we intend to post on our Web site all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

Attendance by Members of the Board of Directors at Meetings
      There were six meetings of the Board of Directors during 2004. Each Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by the committee on which he or she served during the period, if applicable.
      Our Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of stockholders. Mr. Narayanan attended the 2004 Annual Meeting of Stockholders in person and each of the other Directors participated in the meeting by teleconference.
Committees of the Board
      The Board of Directors has established three standing committees — Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee — each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the “About Us” section of our Web site www.cognizant.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached hereto as Appendix A.
      The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market.

Audit Committee
      Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing and assessing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 8 of this proxy statement).
      Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004 with our management and independent registered public accounting firm. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards (“SAS”) 61, has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2004 audited by PricewaterhouseCoopers LLP be included in our Annual Report on Securities and Exchange Commission (the “SEC”) Form 10-K.
      The members of the Audit Committee are Messrs. Howe, Klein and Wendel. During 2004, Messrs. Howe, Klein and Wendel were the only members of the Audit Committee. The Audit Committee was established in 1998 and met seven times during 2004. It is anticipated that Mr. Howe, if elected to the Board of Directors by our stockholders, will continue to serve on the Audit Committee. The Board of Directors has determined that Mr. Wendel is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee
      Our Compensation Committee, which is comprised of Messrs. Howe, Klein and Weissman, is responsible for the administration of all salary and incentive compensation plans for our officers and key employees, including bonuses. In addition, our Compensation Committee has the following principal duties:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to Director compensation.
      The Compensation Committee also administers our stock option plans, including the Incentive Plan, and establishes the terms and conditions of all stock options granted thereunder. The Compensation Committee also administers our 2004 Employee Stock Purchase Plan. The Compensation Committee met once during 2004.

Nominating and Corporate Governance Committee
      In March 2004, our Board of Directors established a Nominating and Corporate Governance Committee. Its responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.
      The members of the Nominating and Corporate Governance Committee are Messrs. Howe, Klein, Wendel and Weissman and Ms. Kontogouris. The Nominating and Corporate Governance Committee met once during 2004.
Report of the Audit Committee of the Board of Directors
      The Audit Committee has furnished the following report:
      To the Board of Directors of Cognizant Technology Solutions Corporation:
      The Audit Committee of our Board of Directors is currently composed of three members and acts under a written charter first adopted and approved on May 17, 2000. Our current Audit Committee charter is attached hereto as Appendix A. The members of the Audit Committee are independent Directors, as defined in its charter and the rules of the NASDAQ Stock Market. The Audit Committee held seven meetings during 2004.
      Management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of its audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.
      The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with management and our independent registered public accounting firm. The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61, 89 and 90 (Communication with Audit Committees). SAS 61 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of our registered public accounting firm regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
      Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Cognizant. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to us is compatible with maintaining such firm’s independence.
      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

By the Audit Committee of the Board of Directors of Cognizant Technology Solutions Corporation

Robert W. Howe
John E. Klein
Thomas M. Wendel

Independent Registered Public Accounting Firm Fees and Other Matters
      The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2004	2003

Audit Fees	$1,755,900	$565,500
Audit-Related Fees	28,000	312,500
Tax Fees	303,200	145,500
All Other Fees	—	—

Total Fees	$2,087,100	$1,023,500

      For 2004, $1,454,700 of the total fees was billed as of December 31, 2004. For 2003, $866,600 of the total fees billed was billed as of December 31, 2003.

Audit Fees
      Audit fees consist of fees for the audit of our financial statements and management’s report on internal controls under Section 404 of the Sarbanes Oxley Act, the review of the interim financial statements included in our quarterly reports on Form 10-Q, services rendered in connection with SEC registration statements and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees
      Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits, due diligence related to acquisitions, accounting consultations and audits in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees
      Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns and VAT registrations, accounted for $82,500 of the total tax fees paid for 2004 and $25,700 of the total tax fees paid for 2003. Tax advice and tax planning services relate to preparation of transfer pricing studies and consultations on various domestic and international tax matters.

All Other Fees
      There were no fees to report in this category for 2004 and 2003.

Audit Committee Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      The Audit Committee has also delegated to Thomas M. Wendel the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. During 2004, no services were provided to us by PricewaterhouseCoopers LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.
Compensation of Directors
      Directors who are our employees or employees of our subsidiaries receive no cash remuneration for serving as Directors. All non-employee Directors, other than our Chairman, receive an annual retainer of $20,000 for attendance at meetings of the Board of Directors (no additional fees are paid for attendance at non-committee meetings of the Board of Directors) and $1,500 for attendance at each meeting of a committee of the Board of Directors or $2,000 for attendance at each meeting of a committee of the Board of Directors if serving as the chairperson of such committee meeting. Our Chairman receives an annual retainer of $70,000. All Directors who are not our employees or employees of our subsidiaries are eligible to participate in our Non-Employee Directors’ Stock Option Plan (the “Director Plan”) and the Incentive Plan.
      The Director Plan became effective in December 1997 and was amended in March 1998. As of March 31, 2005, the maximum aggregate number of shares of Class A Common Stock reserved for issuance under the Director Plan was 858,000 shares, of which 14,000 shares remained available for future grant. The Director Plan, which is administered by the Compensation Committee, provides for the issuance of non-qualified stock options to purchase up to 180,000 shares of Class A Common Stock in any year to any of our Directors who is not our employee or an employee of one of our subsidiaries. Subject to the provisions of the Director Plan, the Compensation Committee has the authority to interpret the provisions of the Director Plan, and to determine the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted. The option price for options granted under the Director Plan shall be determined by the Compensation Committee and may be granted at an exercise price greater than, less than or equal to the fair market value of the underlying shares on the date of grant. Options granted under the Director Plan become exercisable as to 50% on each of the first and second anniversaries of the date of initial grant. Options granted under the Director Plan expire after 10 years, are nontransferable and, with certain exceptions in the event of a death of a participant, may be exercised by the optionee only during service. In the event of an optionee’s death or disability, the unexercised portion of an option immediately vests in full and may be exercised until (i) the earlier of the remaining stated term of the option or five years after the date of death with respect to a termination due to death or (ii) the earlier of the remaining stated term of the option and the longer of five years after the date of termination due to disability or one year after the date of death, in the case of a termination due to disability. In the case of a termination for any other reason, the unexercised portion of an option may be exercised for the period ending ninety days after termination, but only to the extent such option was exercisable at the time of termination.
      The Incentive Plan became effective in May 1999. As of March 31, 2005, the maximum aggregate number of shares of Class A Common Stock reserved for issuance under the Incentive Plan was 36,000,000, of which 1,375,260 shares remained available for future grant. The purpose of the Incentive Plan is to (i) aid us in motivating certain employees, non-employee Directors and independent contractors to put forth maximum efforts toward the our growth, profitability and success; and (ii) provide incentives which will attract and retain highly qualified individuals as employees and non-employee Directors and to assist in aligning the interests of such employees and non-employee Directors with those of our stockholders. Pursuant to the Incentive Plan, awards may be stock-based or payable in cash. Subject to adjustment, for among other things, a merger, consolidation, reorganization, stock split, or other change in capital structure, an individual is limited to a maximum of 9,000,000 shares during the life of the Incentive Plan. Additionally, the maximum dollar amount paid in cash to any individual during the life of the Incentive Plan is $10,000,000. The Incentive Plan terminates on April 13, 2009, unless sooner terminated by the Board of Directors. The Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Incentive Plan, the Compensation Committee has the authority, among other things, to determine eligibility for participation, determine eligibility for and the type and size of awards, issue administrative guidelines and make rules as an aid to administer the Incentive Plan, grant waivers of terms, conditions, restrictions and limitations and accelerate the vesting of any award. Several types of awards are provided for by the Incentive Plan. The awards may be measured in stock or in cash. An award may be designated as a stock option, stock appreciation right, stock award, stock unit, performance share, performance unit or cash. Generally, all awards under the Incentive Plan are nontransferable except by will or in accordance with the laws of descent and distribution. Stock options and stock appreciation rights are exercisable only by the grantee during his or her lifetime. The Compensation Committee, in its discretion, may permit the transferability of a stock option (other than an incentive stock option) by a grantee to members of his or her immediate family or trusts or other similar entities for the benefit of such person. Upon the occurrence of a change in control of us, as defined in the Incentive Plan, with certain exceptions, the Compensation Committee has the discretion to, among other things, accelerate the vesting and payout of outstanding awards or provide that an award be assumed by the entity which acquires control of us or be substituted by a similar award under such entity’s compensation plan.
      During 2004, the following Directors were granted options to purchase shares of Class A Common Stock under the Director Plan.

	Number of
	Shares Underlying		Exercise Price
Director	Options Granted(1)	Grant Date	per Share(1)

Robert W. Howe	20,000	4/8/04	$23.40
John E. Klein	20,000	4/8/04	$23.40
Venetia Kontogouris	20,000	4/8/04	$23.40
Robert E. Weissman	20,000	4/8/04	$23.40
Thomas M. Wendel	20,000	4/8/04	$23.40

(1)	Such numbers have been adjusted to reflect a two-for-one stock split that occurred on June 17, 2004.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our Directors, Executive Officers and Stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Except as set forth below, based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons. Mr. Chandrasekaran did not timely file a Form 4 with respect to a grant of stock options on March 4, 2004. This transaction was reported on a Form 4 dated June 16, 2004.

EXECUTIVE OFFICERS
      The following table identifies our current executive officers:

		Capacities in	In Current
Name	Age	Which Served	Position Since

Lakshmi Narayanan(1)	52	President and Chief Executive Officer	2003
Francisco D’Souza(2)	36	Chief Operating Officer	2003
Gordon J. Coburn(3)	41	Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2003
Ramakrishnan Chandrasekaran(4)	47	Executive Vice President & Managing Director	2004

(1)	Lakshmi Narayanan was elected Chief Executive Officer in December 2003. Mr. Narayanan has served as our President since March 1998. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.

(2)	Francisco D’Souza was elected Chief Operating Officer in December 2003. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of East Asia and a Master of Business Administration degree from Carnegie-Mellon University.

(3)	Gordon J. Coburn was elected Executive Vice President in December 2003. Mr. Coburn continues to serve as our Chief Financial Officer, Treasurer and Secretary, positions he has held since March 1998. From November 1999 to December 2003, he served as our Senior Vice President. He previously was our Vice President from 1996 to November 1999. Mr. Coburn served as Senior Director — Group Finance & Operations for Cognizant Corporation from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.

(4)	Ramakrishnan Chandrasekaran was elected Executive Vice President and Managing Director in January 2004. Prior to that, from November 1999 to January 2004, he served as our Senior Vice President responsible for the independent software vendor relationships, key alliances, capacity growth, process initiatives, business development and offshore delivery. Mr. Chandrasekaran joined us as Assistant Vice President in December 1994, before getting promoted to Vice President in January 1997. Mr. Chandrasekaran has more than 20 years of experience working in the IT services industry. Prior to joining us, Mr. Chandrasekaran worked with Tata Consultancy Services. Mr. Chandrasekaran holds a Mechanical Engineering degree and Master of Business Administration degree from the Indian Institute of Management.
      None of our executive officers is related to any other executive officer or to any of our Directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION
Summary of Compensation in 2002, 2003 and 2004
      The following Summary Compensation Table sets forth information concerning compensation for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2002, 2003 and 2004 which was awarded to, earned by or paid to each person who served as our Chief Executive Officer at any time during 2004 and each other of our executive officers whose aggregate cash compensation for the 2004 fiscal year exceeded $100,000 (collectively, the “Named Executives”) No other individual who would have been included in such table by reason of salary and bonus for the 2004 fiscal year terminated employment or otherwise ceased executive officer status during that year. All share numbers have been adjusted to reflect a two-for-one stock split that occurred on June 17, 2004.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation

		Annual Compensation			Awards
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Compensation(3)	Options	Compensation
(a)	(b)	($)(c)	($)(d)	($)(e)	(#)(g)	($)(i)

Lakshmi Narayanan(1)(4)	2004	195,253	261,293	—	—	4,747	(5)
President and Chief Executive Officer	2003	135,696	182,160	—	510,000	3,454	(5)
	2002	115,720	155,369	—	—	3,102	(5)
Francisco D’Souza(1)	2004	300,000	391,939	—	—	6,500	(6)
Chief Operating Officer	2003	264,500	317,400	—	480,000	6,000	(6)
	2002	230,000	220,106	—	—	5,500	(6)
Gordon J. Coburn(1)	2004	270,000	352,746	—	—	44,752	(7)
Executive Vice President, Chief	2003	237,507	283,866	—	390,000	49,249	(8)
Financial Officer, Treasurer and Secretary	2002	205,700	220,106	—	—	5,500	(6)
Ramakrishnan Chandrasekaran(1)(4)	2004	75,467	74,655	—	40,000	3,090	(9)
Executive Vice President &	2003	56,422	75,000	—	—	2,913	(9)
Managing Director	2002	50,230	47,698	—	120,000	3,830	(9)

(1)	Such Named Executive has entered into a Severance and Noncompetition Agreement with us. See “Severance and Noncompetition Agreements.”

(2)	The bonus awards were earned in the year indicated and were paid in the following year.

(3)	The value of certain personal benefits is not included since the aggregate amount of such compensation did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such Named Executive in columns (c) and (d).

(4)	We employ the Named Executive in India, and as such, compensation amounts were paid in Indian Rupees. Such amounts were converted to U.S. dollars for the periods presented.

(5)	Represents an Indian Provident Fund matching contribution.

(6)	Represents a 401(k) plan matching contribution.

(7)	Includes (i) a 401(k) plan matching contribution in the amount of $6,500; (ii) a contribution to a non-qualified deferred compensation account in the amount of $37,365 earned by the Named Executive during 2004 and payable by Cognizant during 2005; and (iii) $887 of other compensation.

(8)	Includes (i) a 401(k) plan matching contribution in the amount of $6,000, and (ii) a contribution to a non-qualified deferred compensation account in the amount of $43,249 earned by the Named Executive during 2003 and payable by Cognizant during 2004.

(9)	Consists of Indian Provident matching fund contributions of $3,090, $2,253 and $2,240 in 2004, 2003 and 2002, respectively, and interest savings of $660 and $1,590 in 2003 and 2002, respectively, on a loan made to Mr. Chandrasekaran by us in August 1995, which bore interest at 2% per annum. Mr. Chandrasekaran repaid such loan in July 2003.

Option Grants in 2004
      The following table sets forth information concerning individual grants of stock options during 2004 by us to the Named Executive listed below. No stock options were granted to any of the other Named Executives during 2004. No stock appreciation rights were granted to the Named Executives during 2004.
OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

	Number of	Percent of			Potential Realizable Value
	Securities	Total Options			At Assumed Annual Rates
	Underlying	Granted to			of Stock Price Appreciation
	Options	Employees in	Exercise or		for Option Term
Name	Granted(1)	Fiscal Year	Base Price	Expiration
(a)	(#)(b)	(%)(c)	($/SH)(1)(d)	Date (e)	5% ($)(f)	10% ($)(g)

Ramakrishnan Chandrasekaran	40,000	1.3%	$22.89	3/4/14	$575,690	$1,458,912

(1)	Such numbers have been adjusted to reflect a two-for-one stock split that occurred on June 17, 2004.
Aggregated Option Exercises in 2004 and Year-End Option Values
      The following table sets forth information concerning each exercise of options during 2004 by each of the Named Executives and the year-end number and value of unexercised options held by each of the Named Executives. No stock appreciation rights were held or exercised by the Named Executives during 2004.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES(1)

			Number of Securities
			Underlying	Value of Unexercised
	Shares		Unexercised Options	In-the-Money Options at
	Acquired on	Value	at Fiscal Year-End	Fiscal Year-End ($)
	Exercise	Realized ($)	(#) Exercisable/	Exercisable/ Unexercisable
Name(a)	(#)(B)	(c)(2)	Unexercisable (d)	(e)(3)

Lakshmi Narayanan	150,691	$5,593,180	1,119,809/ 526,500	43,493,934/ 17,736,758
Francisco D’Souza	208,000	$3,782,845	141,080/ 468,000	4,715,188/ 15,658,290
Gordon J. Coburn	204,500	$3,758,511	1,000/ 400,500	32,215/ 13,483,778
Ramakrishnan
Chandrasekaran	30,000	$739,309	143,000/ 100,000	5,679,407/ 2,972,000

(1)	All numbers on this chart have been adjusted to account for the two-for-one stock split that occurred on June 17, 2004.

(2)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(3)	Based on a year-end fair market value of the underlying securities equal to $42.33, less the exercise price for such shares.

Equity Compensation Plan Information
      The following table provides information as of December 31, 2004 with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans.

Number of
	Number of			Securities
	Securities to be		Weighted	Available for
	Issued Upon		Average Exercise	Future Issuance
	Exercise of		Price of	Under Equity
	Outstanding		Outstanding	Compensation
Plan Category	Options(1)		Options(1)	Plans(1)

Equity compensation plans that have been approved by security holders(2)	19,750,904	(3)	$10.36	5,021,702	(4)
Equity compensation plans not approved by security holders	—		—	—

Total	19,750,904		$10.36	5,021,702

(1)	Such numbers have been adjusted to reflect a two-for-one stock split that occurred on June 17, 2004.

(2)	Consists of the 1999 Incentive Compensation Plan, the Director Plan, the Key Employees’ Stock Option Plan and the 2004 Employee Stock Purchase Plan.

(3)	Excludes purchase rights outstanding under the 2004 Employee Stock Purchase Plan. Under such plan, employees may purchase up to $25,000 worth of stock annually at price per share equal to 90% of the lower of the fair market value per share on the first day of the purchase period or the fair market value per share on the last day of the purchase period.

(4)	Includes 1,486,410 shares of Class A Common Stock available for future issuance under the 1999 Incentive Compensation Plan, however, does not include the additional 1,500,000 shares that would be available if the proposal to increase the number of shares reserved for issuance under the Incentive Plan is approved at the Meeting. Shares may be issued under such plan upon the exercise of stock options and stock appreciation rights, or they may be issued through direct stock issuances or pursuant to stock units, performance shares or performance units without cash consideration. Also includes 14,000 shares of Class A Common Stock available for future issuances pursuant to the Director Plan, 761,580 shares of Class A Common Stock available for future issuances pursuant to the Key Employees’ Stock Option Plan and 2,759,712 shares of Class A Common Stock issuable under the 2004 Employee Stock Purchase Plan.
Severance and Noncompetition Agreements
      We have entered into a Severance and Noncompetition Agreement (collectively, the “Severance and Noncompetition Agreements”) with each of the Named Executives. The Severance and Noncompetition Agreements provide that each Named Executive will receive one year’s base salary and a full annual bonus upon termination of employment, other than in the case of a termination for cause. In addition, such agreements provide that all options held by the Named Executives will vest in full immediately upon a change of control. Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of our employees to leave our employ within the one-year period following termination of employment. Finally, such agreements include customary proprietary rights assignment and confidentiality provisions.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee is comprised of Messrs. Howe, Klein and Weissman. Messrs. Howe, Klein and Weissman have not served as either one of our officers or employees or an officer or employee of one of our subsidiaries at any time. There are no, and during 2004 there were no, Compensation Committee Interlocks.
      In 2004, we granted options to purchase shares of our Class A Common Stock to each of Mr. Howe, Mr. Klein and Mr. Weissman. See “Election of Directors — Compensation of Directors.”

Performance Graph
      The following graph compares the cumulative total stockholder return on our Class A Common Stock with the cumulative total return on the Nasdaq 100 Index, S&P MidCap 400 Index and a Peer Group Index (capitalization weighted) for the period beginning January 1, 2000 and ending on the last day of our last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.
COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)
Among Cognizant, the Nasdaq 100 Index, the S&P MidCap 400 Index, And a Peer Group Index(3)
(Capitalization Weighted)

	1/1/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Cognizant Technology Solutions Corporation	$100.00	$66.44	$74.98	$132.15	$250.51	$464.69

S&P MidCap 400 Index	$100.00	$117.51	$116.80	$99.85	$135.41	$157.73

Nasdaq 100 Index	$100.00	$63.15	$42.53	$26.55	$39.59	$43.72

Peer Group Index (Capitalization Weighted)	$100.00	$42.14	$31.29	$30.02	$45.97	$62.44

(1)	Graph assumes $100 invested on January 1, 2000 in our Class A Common Stock, the Nasdaq 100 Index, the S&P MidCap 400 Index and the Peer Group Index (capitalization weighted).

(2)	Cumulative total return assumes reinvestment of dividends.

(3)	We have constructed a Peer Group Index of other information technology consulting firms consisting of Computer Horizons Corp., Computer Task Group, Inc., Covansys Corporation, Diamond Cluster International, Inc., iGate Corp., Infosys Technologies Ltd., Keane, Inc. Sapient Corp., Satyam Computer Services Ltd, Syntel, Inc. and Wipro Ltd. We believe that these companies most closely resemble our business mix and that their performance is representative of our industry.

Compensation Committee Report on Executive Compensation
      The Compensation Committee has furnished the following report:
      Our executive compensation policy is designed to attract and retain highly qualified individuals for our executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives’ interest with that of stockholders by basing a portion of compensation on corporate performance.
      The Compensation Committee reviews and determines base salary levels for our executive officers on an annual basis and determines actual bonuses after the end of the fiscal year based upon Company and individual performance. Additionally, the Compensation Committee administers all of our stock option plans.
      Our executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including health insurance and a 401(k) Plan, which are generally available to all of our employees.
      Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals. As part of determining the compensation for our executive officers for the 2003 fiscal year, the Compensation Committee had an independent third party specializing in executive compensation prepare a formal study comparing the compensation packages of our executive officers to executive officers with comparable positions at a peer group of companies. In determining the compensation for our executive officers for the 2004 fiscal year, the compensation committee consulted with the same independent third party specializing in executive compensation to validate the applicability of the survey utilized in 2003, and make any changes necessary based on changes in the marketplace and the promotions received by our executive officers.
      Bonuses are paid on an annual basis. The amount of bonus is based on criteria designed to effectively measure a particular executive’s attainment of goals which relate to our overall performance. The annual incentive bonus is based on our achieving certain levels of revenue, operating income and days sales outstanding (DSO).
      The stock option program is designed to relate executives’ and certain middle managers’ and other key personnel’s long-term interests to stockholders’ long-term interests. In general, stock option awards are granted if warranted by our growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.
      The option grants are designed to align the interests of each executive officer with those of the Company’s stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company’s Common Stock at a fixed price per share (the closing market price on the grant date) over a specified period of time (up to 10 years). Each option generally vests and becomes exercisable in installments over the executive officer’s continued employment with the Company. Accordingly, in general, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.
      The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.
      CEO Compensation. The Committee established the Chief Executive Officer’s total annual compensation based on the size, complexity and historical performance of our business, our position as compared to our peers in the industry, and the specific challenges faced by us during the year, such as changes in the market for information technology products and services and other industry factors. No specific weight was assigned to any of the above criteria relative to the Chief Executive Officer’s compensation.
      With respect to the Chief Executive Officer’s base salary, it is the Compensation Committee’s intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by corporate performance factors. For the 2004 fiscal year, the Committee raised his base salary from the level in effect in 2003 based on his promotion to Chief Executive Officer from Chief Operation Officer and the Committee’s consultation with an independent third party specializing in executive compensation. The Chief Executive Officer was also eligible for a cash bonus for the 2004 fiscal year which was conditioned on our attainment of specified performance goals tied to the same targets in effect for our other executive officers for the 2004 fiscal year. Based on our performance for the 2004 fiscal year, a bonus of $261,293 was awarded to the Chief Executive Officer.
Tax Considerations
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our CEO and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in our best interests and the best interest of our stockholders, after taking into consideration changing business conditions and the performance of our employees. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s growth and financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. However, for the 2004 fiscal year, the total amount of compensation paid by the Company (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be deductible and not affected by the Section 162(m) limitation.

By the Compensation Committee of the Board of
Directors of Cognizant Technology Solutions
Corporation

Robert W. Howe
John E. Klein
Robert E. Weissman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Class A Common Stock
      As of March 31, 2005, there were approximately 267 holders of record and 29,655 beneficial holders of our Class A Common Stock. The following table sets forth certain information, as of March 31, 2005, with respect to holdings of each class of our Class A Common Stock by (i) each person known by us to beneficially own more than 5% of the total number of shares of each class of Class A Common Stock outstanding as of such date, (ii) each of our Directors (which includes all nominees), (iii) each of our Named Executives, and (iv) all Directors and executive officers as a group. This information is based upon information furnished to us by each such person and/or based upon public filings with the Securities and Exchange Commission. Unless otherwise indicated, the address for the individuals below is our address.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership(1)	Class(2)

(i) Certain Beneficial Owners:
FMR Corp.(3)	19,931,137	14.7%
(ii) Directors (which includes all nominees) and Named Executives:
Lakshmi Narayanan(4)	1,391,309	1.0%
Francisco D’Souza(5)	399,222	*
Gordon J. Coburn(6)	159,001	*
Ramakrishnan Chandrasekaran(7)	183,000	*
Robert W. Howe(8)	73,400	*
John E. Klein(9)	310,600	*
Venetia Kontogouris(10)	258,000	*
Robert E. Weissman(11)	273,444	*
Thomas M. Wendel(12)	45,000	*
(iii) All Directors and executive officers as a group (9 persons)(13)	3,092,976	2.2%

*	Less than one percent.

(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by such stockholder. All share numbers have been adjusted to account for a two-for-one stock split that occurred on June 17, 2004.

(2)	Applicable percentage of ownership is based on an aggregate of 135,202,634 shares of Class A Common Stock outstanding on March 31, 2005, plus any presently exercisable stock options held by each such holder, and options which will become exercisable within 60 days after March 31, 2005.

(3)	As disclosed on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2005, assuming no changes in beneficial ownership since such filing. According to such Schedule 13G/ A, FMR Corp., may be deemed to beneficially own 19,931,137 shares of Class A Common Stock as a result of acting as investment advisor to various investment companies. FMR Corp. reports that it has sole power to vote or direct the vote of 283,556 shares and sole power to dispose or direct the disposition of 19,931,137 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary or FMR Corp., is the beneficial owner of 19,647,580 shares of our Class A Common Stock as a result of acting as investment advisor to various investment companies. The ownership of one investment company, Fidelity Growth Company Fund, amounts to 8,622,358 shares of our Class A Common Stock. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each have sole power to dispose of 19,647,581 shares owned by the funds.

(4)	Represents 1,391,309 shares of Class A Common Stock underlying options which were exercisable as of March 31, 2005 or 60 days after such date. Excludes 255,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(5)	Includes 84,142 shares of Class A Common Stock owned of record and 315,080 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2005 or 60 days after such date. Excludes 240,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(6)	Includes 7,501 shares of Class A Common Stock owned of record and 151,500 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2005 or 60 days after such date. Excludes 195,000 shares of Class A Common Stock underlying options, which become exercisable over time after such period.

(7)	Represents 183,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2005 or 60 days after such date. Excludes 60,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(8)	Includes 13,400 shares of Class A Common Stock owned of record and 60,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2005 or 60 days after such date. Excludes 10,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(9)	Includes 190,600 shares of Class A Common Stock owned of record and 120,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2005 or 60 days after such date. Excludes 10,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(10)	Includes 6,000 shares of Class A Common Stock owned of record and 252,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2005 or 60 days after such date. Excludes 10,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(11)	Includes 253,444 shares of Class A Common Stock owned of record and 20,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2005 or 60 days after such date. Excludes 10,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(12)	Represents 45,000 shares of Class A Common Stock subject to options which were exercisable as of March 31, 2005 or 60 days after such date. Excludes 10,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(13)	Includes an aggregate of 2,537,889 shares of Class A Common Stock underlying options granted to Directors and executive officers listed in the table which are exercisable as of March 31, 2005 or within 60 days after such date. Excludes 800,000 shares of Class A Common Stock underlying options granted to executive officers and Directors, which become exercisable over time after such period.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      During 2004, there were no transactions or series of transactions between the Company and its directors, executive officers or 5% stockholders other than such matters disclosed herein under the captions “Executive Compensation” and “Election of Directors — Compensation of Directors.”
PROPOSED AMENDMENT TO THE 1999 INCENTIVE COMPENSATION PLAN
      The Incentive Plan was adopted by Board of Directors on April 13, 1999 and approved by our stockholders on May 25, 1999. As of March 31, 2005, an aggregate maximum number of shares of Class A Common Stock reserved for issuance upon the exercise of stock options or other awards granted under the Incentive Plan was 36,000,000, of which 1,375,260 shares remained available for future grant.

      If stockholder approval of this proposal to amend the Incentive Plan is obtained, the following changes will be made to the Incentive Plan: (i) the maximum number of shares of Class A Common Stock of Cognizant reserved for issuance under the Incentive Plan will increase from 36,000,000 to 37,500,000 shares and we will reserve an additional 1,500,000 shares of Class A Common Stock for issuance upon the exercise of stock options or stock appreciation rights or for the issuance of other awards granted under the Incentive Plan, (ii) the Compensation Committee may not, without the consent of our stockholders, reprice any outstanding award granted under the Incentive Plan, (iii) subject to certain exceptions, any award granted under the Incentive Plan (other than a stock option or stock appreciation right) that is not subject to performance criteria must be subject to a vesting schedule which requires at least three years of service, with the award to vest in equal installments over such three year period, (iv) subject to certain exceptions, any award granted under the Incentive Plan (other than a stock option or stock appreciation right) that is subject to performance criteria must vest over a performance period of at least 12 months in one or more installments over that period, and (v) all amendments to the Incentive Plan considered material in the reasonable judgment of the Compensation Committee shall be subject to stockholder approval.
      A copy of the proposed amendment to the Incentive Plan is attached hereto as Appendix B.
General
      The purpose of the Incentive Plan is to:

•	aid us in motivating certain employees, non-employee Directors and independent contractors to put forth maximum efforts toward our growth, profitability and success; and

•	provide incentives which will attract and retain highly qualified individuals as employees and non-employee Directors and to assist in aligning the interests of such employees and non-employee Directors with those of our stockholders.
      Pursuant to the Incentive Plan, all of our employees, all of our non-employee Directors and all of our independent contractors are eligible to receive awards that may be stock-based or payable in cash. Subject to adjustment, for among other things, a merger, consolidation, reorganization, stock split, or other change in capital structure, an individual is limited to a maximum of 9,000,000 shares during the life of the Incentive Plan. Additionally, the maximum dollar amount paid in cash to any individual during the life of the Incentive Plan is $10,000,000. Stockholder approval of this proposal will also constitute re-approval of those limitations for purposes of Internal Revenue Code Section 162(m). Such limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the Incentive Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more other awards under the Incentive Plan may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those awards is tied solely to the attainment of one or more of the corporate performance milestones discussed below in the section entitled “Performance Vesting”.
      The Incentive Plan terminates on April 13, 2009, unless sooner terminated by the Board of Directors. The Board may amend the Incentive Plan, except that no such action can adversely affect awards previously granted. Without stockholder approval, the Board may not:

•	increase the total amount of the Class A Common Stock allocated to the Incentive Plan (except for permitted capital adjustments);

•	increase the maximum amount of the Class A Common Stock with respect to all awards measured in Class A Common Stock that may be granted to any individual under the Incentive Plan;

•	increase the maximum dollar amount that may be paid with respect to all awards measured in cash; or

•	modify the requirements as to eligibility for awards.

      Additionally, stockholder approval is necessary if an amendment is required by the stock exchange or national market system on which the Class A Common Stock is listed. If stockholder approval of this proposal to amend the Incentive Plan is obtained, further stockholder approval will be necessary if any future amendment is considered material in the reasonable judgment of the Compensation Committee.
      The Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Incentive Plan, the Compensation Committee has the authority, among other things, to do the following:

•	determine eligibility for participation;

•	determine eligibility for and the type and size of awards;

•	issue administrative guidelines and make rules as an aid to administer the Incentive Plan;

•	grant waivers of terms, conditions, restrictions and limitations; and

•	accelerate the vesting of any award.
Types of Awards
      Several types of awards are provided for by the Incentive Plan. The awards may be measured in stock or in cash. An award may be designated as a stock option, stock appreciation right, stock award, stock unit, performance share, performance unit or cash.
      Stock Options. The Incentive Plan provides for the granting of options intended to qualify as incentive stock options, or ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan also provides for the granting of non-qualified stock options, or NQSOs. ISOs or NQSOs may be granted to employees, while only NQSOs may be granted to non-employee Directors and independent contractors. ISOs granted under the Incentive Plan may not be granted at an exercise price less than fair market value of the underlying shares on the date of grant. NQSOs granted under the Incentive Plan may not be granted at an exercise price less than fair market value of the underlying shares on the date of grant unless the Compensation Committee determines otherwise on the date of grant. However, if stockholder approval of this proposal to amend the Incentive Plan is obtained, NQSOs may no longer be granted at an exercise price less than fair market of the underlying shares on the date of grant. Unless the Compensation Committee specifies otherwise, options granted under the Incentive Plan become exercisable to the extent of 25% of the grant on each of the first, second, third and fourth anniversary of the grant. Under the Incentive Plan, ISOs and NQSOs expire 10 years after the grant.
      Stock Appreciation Rights. Stock appreciation rights (“SARs”) entitle their recipients to receive payments in cash, Class A Common Stock or a combination as determined by the Compensation Committee. Any such payments will represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the fair market value on the exercise date over the fair market value of the Class A Common Stock, or other valuation (which shall be no less than the fair market value of the Class A Common Stock) on the effective date of grant of SARs or the grant of an award which the SAR replaced.
      Stock Awards. A stock award consists of shares of Class A Common Stock, subject to such terms and conditions as determined by the Compensation Committee. A grantee of a stock award has all of the rights of a holder of shares of Class A Common Stock unless otherwise determined by the Compensation Committee on the date of grant.
      Stock Units. A stock unit is a hypothetical share of Class A Common Stock represented by a notional account established and maintained or caused to be established and maintained by us for a grantee of a stock unit. Stock units are subject to such terms and conditions as determined by the Compensation Committee. A stock unit shall provide for payment in shares of Class A Common Stock at such time as the award agreement shall specify. The Compensation Committee has the sole discretion to pay the stock unit in Class A Common Stock, cash or a combination.

      Performance Shares. A performance share consists of a share or shares of Class A Common Stock, subject to such terms and conditions as determined by the Compensation Committee. Such terms and conditions may include, among other things, a determination of performance goals which will determine the number and/or value of the performance shares that will be paid out or distributed. The Compensation Committee has the sole discretion to pay the performance share in Class A Common Stock, cash or a combination.
      Performance Unit. A performance unit is a hypothetical share or shares of Class A Common Stock represented by a notional account established and maintained or caused to be established and maintained by us for a grantee of a performance unit. Performance units are subject to such terms and conditions as determined by the Compensation Committee. Such terms and conditions may include, among other things, a determination of performance goal or goals which will determine the number and/or value of the performance units that will be accrued. The Compensation Committee has the sole discretion to pay the performance units in Class A Common Stock, cash or a combination.
      Cash Awards. The Compensation Committee may grant cash awards subject to such terms and conditions as it determines appropriate.
      Performance Vesting. Subject to certain criteria, Compensation Committee has the sole discretion to designate awards as performance-based awards if it determines that such compensation might not be tax deductible by us under Section 162(m) of the Code. The Compensation Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to the vesting of awards intended to qualify as performance-based awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Class A Common Stock or any of our other publicly-traded securities; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs.
      Termination of Employment. In the event a grantee’s employment is terminated due to death or disability, all non-vested portions of awards are forfeited. All vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the stock option or SAR or twelve months following the date of death or disability. If a grantee’s employment is terminated for cause, as defined in the Incentive Plan, all awards, whether vested or non-vested, are forfeited. If a grantee’s employment is terminated any other reason other than for cause or due to death or disability, all non-vested portions of awards are forfeited and all vested portions of stock options or SARs remain exercisable during the shorter of the remaining stated term of the award or 90 days following the date of termination. Notwithstanding the above, the Compensation Committee may, in its discretion, provide that:

•	the vesting of any or all non-vested portions of stock options or SARs held by a grantee on the date of his or her death or termination shall be accelerated and remain exercisable for the term of the stock option or SAR;

•	any or all vested portions of non-qualified stock options or SARs held by a grantee on the date of his or her death or termination shall remain exercisable until a date that occurs on or prior to the date the stock option or SAR is scheduled to expire; and/or

•	any or all non-vested portions of stock awards, stock units, performance shares, performance units and/or cash awards held by a grantee on the date of his or her death or termination shall become vested on a date that occurs on or prior to the date the award is scheduled to vest.
      However, no vesting requirements tied to the attainment of such performance measures may be waived with respect to awards that are intended at the time of grant to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of certain involuntary terminations or changes in control.

      Transferability. Generally, all awards under the Incentive Plan are nontransferable except by will or in accordance with the laws of descent and distribution. Stock options and SARs are exercisable only by the grantee during his or her lifetime. The Compensation Committee, in its discretion, may permit the transferability of a stock option (other than an ISO) by a grantee to members of his or her immediate family or trusts or other similar entities for the benefit of such person.
Change in Control
      Upon the occurrence of a change in control of Cognizant, as defined in the Incentive Plan, with certain exceptions, the Compensation Committee has the discretion to, among other things, accelerate the vesting and payout of outstanding awards or provide that an award be assumed by the entity which acquires control of us or be substituted by a similar award under such entity’s compensation plan.
Amendments to the Incentive Plan
Federal Tax Aspects of the Incentive Plan
      The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the Incentive Plan.
      Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect the withholding taxes applicable to such income from the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect the withholding taxes applicable to such income from the holder.
      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
      Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 2002 Stock Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.
      Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect the withholding taxes applicable to such income from the holder. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
      Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.
      Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the Incentive Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with other awards will be subject to the $1 million limitation, unless the vesting of those awards tied solely to one or more of the performance milestones described above under the section entitled “Performance Vesting”.
Previously Granted Options Under the Incentive Plan
      As of March 31, 2005, options to purchase 34,624,740 shares of Class A Common Stock have been granted (net of forfeitures which are added back to the shares available for issuance under the Incentive Plan) under the Incentive Plan. The weighted average exercise price of such options is $8.12 per share.

      The following table sets forth certain information as of March 31, 2005 with respect to options granted (net of forfeitures) under the Incentive Plan since inception to (i) the Named Executives; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each associate of any of such Directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

		Weighted
	Options Granted	Average Exercise
Name	through March 31, 2005(1)	Price(1)

Lakshmi Narayanan	1,485,000	$5.68
Francisco D’Souza	1,276,500	$5.83
Gordon J. Coburn	1,197,000	$5.48
Ramakrishnan Chandrasekaran	346,000	$7.94
Robert W. Howe	110,000	$7.46
John Klein	110,000	$7.46
Venetia Kontogouris	242,000	$9.84
Robert E. Weissman	140,000	$7.52
Thomas Wendel	140,000	$7.52
All current executive officers as a group (4 persons)	4,304,500	$5.85
All current Directors who are not executive officers as a group (5 persons)	742,000	$8.26
All employees, including all current officers who are not executive officers as a group (1,757 persons)	29,116,240	$8.67

(1)	Such numbers reflect the two-for-one stock split that occurred on June 17, 2004.
      As of March 31, 2005, the market value of the Class A Common Stock underlying the Incentive Plan was $46.20 per share.
Proposed Amendment to the 1999 Incentive Compensation Plan
      Stockholders are being asked to consider and vote upon a proposed amendment to the Incentive Plan to (i) increase the maximum number of shares of Class A Common Stock of the Corporation reserved for issuance from 36,000,000 to 37,500,000 shares and to reserve an additional 1,500,000 shares of Class A Common Stock for issuance upon the exercise of stock options or stock appreciation rights or for the issuance of other awards granted under the Incentive Plan, (ii) provide that repricing of stock options may not occur without stockholder approval, (iii) provide for minimum vesting periods for stock based awards, other than stock options or stock appreciation rights, (iv) provide that stock options may not be granted below fair market value, and (v) provide that all material amendments to the Incentive Plan shall be subject to stockholder approval.
      The Board of Directors believes that the amendment provides an important inducement to recruit and retain the best available personnel and will assist in aligning the interests of such personnel with our stockholders’ interests. If the stockholders do not approve the proposed amendment to Incentive Plan, then none of the indicated revisions to the plan will be implemented, and the Incentive Plan will remain in effect in accordance with the terms and provisions in existence immediately prior to the proposed amendment, and option grants and other awards will continue to be made under those existing terms and provisions of the Incentive Plan until the available share reserve has been issued.
      Our Board of Directors recommends a vote FOR the approval of the foregoing amendment to the Incentive Plan.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Our Board of Directors has, subject to stockholder approval, retained PricewaterhouseCoopers LLP as our independent registered public accounting firm of for the year ending December 31, 2005. PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2004. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors.
      Our Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005.
      One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from stockholders.
STOCKHOLDERS’ PROPOSALS
      Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 500 Glenpointe Centre West, Teaneck, New Jersey 07666, in writing not later than January 6, 2006.
      Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to our Secretary at the aforementioned address not later than March 17, 2006.
      If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares that they represent as our Board may recommend.
      We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 500 Glenpointe Centre West, Teaneck, New Jersey 07666, (201) 801-0233. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.
OTHER MATTERS
      Our Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
GENERAL
      The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

      In addition to the use of mail, proxies may be solicited by personal interview, telephone and telegram by our Directors, officers and other employees who will not be specially compensated for these services. We have engaged Morrow & Co., Inc. to assist us with the solicitation of proxies. We expect to pay Morrow & Co., Inc. a fee of $4,500 plus reimbursement for out-of-pocket expenses for its services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
      Certain information contained in this Proxy Statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.
      If you have any questions regarding any of the matters contained in this proxy statement you may contact Morrow & Co., Inc., 445 Park Avenue, New York, NY 10022. Morrow & Co., Inc. may also be reached by telephone at 1-800-607-0088.
      COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 18, 2005, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
      PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

Gordon J. Coburn,
Secretary
Teaneck, New Jersey
May 5, 2005

APPENDIX A
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Audit Committee Charter

A.	Purpose
      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership
      1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.
      2. Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
      3. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).
      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.
      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.
      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee Charter. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General
      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors
      1. Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.
      2. Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.
      3. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.
      4. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.
      5. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.
      In connection with its oversight role, the Audit Committee should also review with the independent auditors, from time to time as appropriate:

(i) significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

(ii) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company;

(iv) accounting for unusual transactions;

(v) adjustments arising from audits that could have a significant impact on the Company’s financial reporting process; and

(vi) any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments.

Audited Financial Statements
      6. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.
      7. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.
      8. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures
      9. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures
      10. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act. The Audit Committee shall periodically review the complaint procedures to confirm that they are effectively operating.
      11. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      12. Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.
      13. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration
      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.
      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.
      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.
      5. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.
      6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.
      7. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
2005 Amendment to 1999 Incentive Compensation Plan, as amended
      WHEREAS, in April 2005, the Board of Directors of Cognizant Technology Solutions Corporation (the “Company”) deemed it to be advisable and in the bests of the Company to further amend the Company’s 1999 Incentive Compensation Plan, as amended (the “Incentive Plan”) to (i) increase the number of shares of Class A Common Stock of the Corporation reserved for issuance thereunder from 36,000,000 to 37,500,000 shares (subject to adjustment as provided in the Incentive Plan), (ii) provide that repricing of stock options may not occur without stockholder approval, (iii) provide for minimum vesting periods for stock based awards, other than stock options or stock appreciation rights, (iv) provide that stock options may not be granted below fair market value, and (v) provide that all material amendments to the Incentive Plan shall be subject to stockholder approval; and
      WHEREAS, capitalized terms used and not defined herein have the meanings set forth in the Incentive Plan.
      NOW, THEREFORE, BE IT RESOLVED, that the Incentive Plan be amended as follows:
      Section 5.1
      Section 5.1 of the Incentive Plan, is hereby amended and replaced in its entirety by the following:
      “5.1 Available Shares. The aggregate number of shares of Common Stock which shall be available for grants or payments of Awards under the Plan during its term shall be 37,500,000 shares. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 5.2 below. Any shares of Common Stock underlying Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available for grants of Awards under the Plan. Awards that are payable only in cash are not subject to this Section 5.1.”
      Section 7.2
      Section 7.2 of the Incentive Plan, is hereby amended and replaced in its entirety by the following:
      “7.2 Exercise Price. The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that the exercise price of any ISO or Nonqualified Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.”
      Section 16.2
      The final paragraph of Section 16.2 of the Incentive Plan is hereby amended and replaced in its entirety by the following:
      “In addition, the Plan shall not be amended without the approval of such amendment by the Company’s stockholders if such amendment is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) is otherwise considered material in the reasonable judgment of the Committee.”
      Section 17
      The following sections shall be inserted in Section 17 of the Incentive Plan:
      “17.11 Prohibition on Repricing of Options. Notwithstanding anything in the Plan to the contrary, the Committee may not, without the consent of the Company’s stockholders, reprice any outstanding Award; provided, however, that stock splits, stock dividends and similar events as set forth in Section 5.2 herein shall not be deemed to be a repricing hereunder.

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      17.12 Minimum Vesting Periods. Except as set forth in Section 14 herein and notwithstanding any other provision set forth in the Plan to the contrary, (A) any Award (other than a Stock Option or SAR) that is not subject to performance criteria shall Vest over a service period of at least three years, with such vesting to occur in equal installments over such three year period, and (B) any Award (other than a Stock Option or SAR) that is subject to performance criteria shall Vest over a performance period of at least 12 months in one or more installments over that period.”
      Except as expressly amended by this amendment, the provisions of the Incentive Plan shall remain in full force and effect unamended hereby.
      The foregoing amendments were adopted by the Board of Directors on April      , 2005 and approved by the stockholders on                     , 2005.
      I hereby certify that the foregoing is a full, true and correct copy of the 2005 Amendment to the Incentive Plan, as in effect on the date hereof.

Gordon J. Coburn
Secretary
Dated:                     , 2005

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ANNUAL MEETING OF STOCKHOLDERS OF

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CLASS A COMMON STOCK

June 14, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	ELECTION OF DIRECTORS		Nominees:
	☐	For All Nominees	☐	Robert W. Howe	☐	Robert E. Weissman
	☐	Withhold Authority for All Nominees
	☐	For All Except (See instructions below)

Instruction: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■

2.	TO AMEND OUR 1999 INCENTIVE COMPENSATION PLAN, AS AMENDED (THE “INCENTIVE PLAN”), TO (I) INCREASE THE MAXIMUM NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE FROM 36,000,000 TO 37,500,000 SHARES AND TO RESERVE AN ADDITIONAL 1,500,000 SHARES OF CLASS A COMMON STOCK FOR ISSUANCE UPON THE EXERCISE OF STOCK OPTIONS OR STOCK APPRECIATION RIGHTS OR FOR THE ISSUANCE OF OTHER AWARDS GRANTED UNDER THE INCENTIVE PLAN, (II) PROVIDE THAT REPRICING OF STOCK OPTIONS MAY NOT OCCUR WITHOUT STOCKHOLDER APPROVAL, (III) PROVIDE FOR MINIMUM VESTING PERIODS FOR STOCK BASED AWARDS, OTHER THAN STOCK OPTIONS OR STOCK APPRECIATION RIGHTS, (IV) PROVIDE THAT STOCK OPTIONS MAY NOT BE GRANTED BELOW FAIR MARKET VALUE AND (V) PROVIDE THAT ALL MATERIAL AMENDMENTS TO THE INCENTIVE PLAN SHALL BE SUBJECT TO STOCKHOLDER APPROVAL.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

Please check the box if you are planning to attend the Meeting in person. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Class A Common Stockholder		Date:

Signature of Class A Common Stockholder		Date:

IF HELD JOINTLY

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.